The undersigned hereby appoints Maryon Gray and Charles Brissman, and each of them, with full power of substitution, as his attorneys-in-fact, to prepare and sign for himself and on his behalf any and all Forms 3, 4 & 5 amd any other forms which may be required by the Securities and Exchange Commission pursuant to the requirements of Section 16(a) of the Securities Exchange Act of 1934 and to prepare and sign any and all amendments thereof, and to file the same with
(i) the Securities and Exchange Commission and (ii) any securities exchange upon which any of securities of Oil-Dri Corporation may then be admitted or listed for trading. The undersigned further grants to Maryon Gray and Charles Brissman authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as the undersigned migh or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, or any of their substitutes, may do or cause to be done by virtue hereof.